EXHIBIT 99.1
FOR IMMEDIATE RELEASE

Contacts:
Jeff Young		Sandy Smith
Media Relations		Investor Relations
Akamai Technologies	—or—	Akamai Technologies
617-444-3913		617-444-2804
jyoung@akamai.com		ssmith@akamai.com
AKAMAI REPORTS RECORD REVENUE AND PROFITS
FOR THIRD QUARTER 2005
w Revenue grows 42 percent year-over-year to $75.7 million, a 17 percent increase from prior quarter

w GAAP net income expands in the third quarter to $272.3 million, or $1.71 per diluted share, including a benefit from the release of a tax valuation allowance of $255.3 million

w Normalized net income* increases 80 percent year-over-year to $22.0 million, or $0.14 per diluted share, a 29 percent increase over prior quarter’s normalized net income
CAMBRIDGE, Mass. — October 25, 2005 — Akamai Technologies, Inc. (NASDAQ: AKAM), the leading global service provider for accelerating content and business processes online, today reported financial results for the third quarter ended September 30, 2005. Revenue for the third quarter 2005 was $75.7 million, a 17 percent increase over second quarter 2005 revenue of $64.6 million, and a 42 percent increase over third quarter 2004 revenue of $53.3 million.
Net income in accordance with United States Generally Accepted Accounting Principles, or GAAP, for the third quarter of 2005 was $272.3 million, or $1.71 per diluted share. The Company’s GAAP net income included a benefit of $255.3 million, or approximately $1.59 per diluted share, primarily related to the recognition of the Company’s net operating loss carryforward as a result of the release of a tax valuation allowance. The Company previously had discussed its expectation that the tax valuation allowance would be released in the second half of 2005. The Company has concluded, pursuant to Statement of Financial Accounting Standards No. 109, that the valuation allowance should be released primarily as a result of achieving sustained profitability.
Normalized net income* was $22.0 million, or $0.14 per diluted share, in the third quarter of 2005, a 29 percent increase over second quarter 2005 normalized net income of $17.1 million, or $0.12 per diluted share, and an 80 percent improvement over 2004 third quarter normalized earnings of $12.2 million, or $0.09 per diluted share. (*See Use of Non-GAAP Financial Measures below for definitions.)
Adjusted EBITDA* for the third quarter of 2005 of $27.7 million represented an increase of 55 percent year-over-year, and 22 percent over the prior quarter. Adjusted EBITDA as a percentage of revenue was 37 percent, up from 34 percent a year ago, and 35 percent in the prior quarter. (*See Use of Non-GAAP Financial Measures below for definitions.)

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“We’re very pleased with our third quarter results,” said Paul Sagan, president and CEO of Akamai. “Many of our enterprise customers have continued to increase their use of the Internet, and Akamai brings improved Internet performance and reliability to their critical business processes.”
Cash from operations was $19.5 million in the third quarter, as compared to second quarter 2005 cash from operations of $16.9 million. During the quarter, the Company redeemed the remaining $56.6 million of its outstanding 5.5% convertible debt. On a year-to-date basis, cash from operations was $55.1 million, as compared to $35.7 million in the first nine months of 2004.
At September 30, 2005, the Company had approximately 139.7 million shares of common stock outstanding.
Customers
The number of customers under long-term services contracts at the end of the third quarter increased by 94 to a record 1,830, a 5 percent increase over second quarter 2005, and a 45 percent increase year-over-year.
“Strong growth in our customer base reflects increasing trust in Akamai to accelerate the on-line delivery of mission critical content and Web-based applications by businesses and government agencies,” Sagan said.
Sales through resellers and sales outside the United States accounted for 24 percent and 20 percent, respectively, of revenue for the third quarter of 2005.
Quarterly Conference Call
Akamai will host a conference call today at 4:30 p.m. ET that can be accessed through 1-888-689-4521 (or 1-706-645-9202 for international calls). A live Webcast of the call may be accessed at www.akamai.com in the Investor section. In addition, a replay of the call will be available for one week following the conference through the Akamai Website or by calling 1-800-642-1687 (or 1-706-645-9291 for international calls) and using conference ID No. 9875106.
About Akamai
Akamai® is the leading global service provider for accelerating content and business processes online. More than 1,800 organizations have formed trusted relationships with Akamai, improving their revenue and reducing costs by maximizing the performance of their online businesses. Leveraging the Akamai EdgePlatform, these organizations gain business advantage today, and have the foundation for the emerging Web solutions of tomorrow. Akamai is “The Trusted Choice for Online Business.” For more information, visit www.akamai.com.

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Financial Statements
Condensed Consolidated Balance Sheets
(dollar amounts in thousands)
(unaudited)

	September 30,	December 31,
	2005	2004
Assets
Cash and cash equivalents	$34,084	$35,318
Marketable securities	32,232	34,380
Restricted marketable securities	730	932
Accounts receivable, net	43,935	30,333
Prepaid expenses and other current assets	9,148	7,706

Current assets	120,129	108,669
Marketable securities	15,735	34,065
Restricted marketable securities	3,722	3,722
Property and equipment, net	42,529	25,242
Goodwill and other intangible assets, net	139,503	5,128
Other assets	5,008	5,917
Deferred tax assets, net	320,413	—

Total assets	$647,039	$182,743

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$50,982	$42,446
Other current liabilities	6,917	4,320

Current liabilities	57,899	46,766
Other liabilities	11,548	5,294
Convertible notes	200,000	256,614

Total liabilities	269,447	308,674
Stockholders’ equity (deficit)	377,592	(125,931)

Total liabilities and stockholders’ equity	$647,039	$182,743

Condensed Consolidated Statements of Operations
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,
	2005	2005	2004	2004	2005	2004
Revenues	$75,713	$64,649	$53,286	$50,786	$200,458	$152,439

Costs and operating expenses:
Cost of revenues *	15,295	12,752	11,748	11,083	39,571	34,977
Research and development	4,953	4,507	3,222	2,872	13,089	8,788
Sales and marketing	19,803	18,363	12,965	13,671	54,911	40,646
General and administrative *	14,568	11,341	11,874	10,521	37,748	33,592
Amortization of other intangible assets	2,296	520	12	12	2,828	36

Total costs and operating expenses	56,915	47,483	39,821	38,159	148,147	118,039

Operating income	18,798	17,166	13,465	12,627	52,311	34,400

Interest expense, net	567	770	1,533	2,045	2,350	6,736
Loss on early extinguishment of debt	1,370	—	634	3,264	1,370	5,916
Loss on investments, net	27	—	79	—	27	68
Other expense (income), net	63	(77)	(101)	85	712	122

Income before (benefit) provision for income taxes	16,771	16,473	11,320	7,233	47,852	21,558
(Benefit) provision for income taxes	(255,489)	573	71	430	(254,387)	585

Net income	$272,260	$15,900	$11,249	$6,803	$302,239	$20,973

Net income per share:
Basic	$1.96	$0.12	$0.09	$0.06	$2.29	$0.17
Diluted	$1.71	$0.11	$0.08	$0.05	$2.00	$0.16

Shares used in per share calculations:
Basic	139,204	130,119	125,618	123,645	132,125	123,789
Diluted	160,362	149,986	147,294	146,408	152,336	133,557

*	Includes depreciation (see supplemental tables for figures)

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,
	2005	2005	2004	2004	2005	2004
Supplemental financial data (in thousands):
Network-related depreciation	$4,361	$3,472	$3,124	$3,725	$10,748	$11,299
Other depreciation	$881	$860	$1,024	$1,106	$2,680	$3,724

Capital expenditures	$8,531	$9,805	$5,346	$4,575	$28,055	$12,963

Net (decrease) increase in cash, cash equivalents, restricted cash and marketable securities	$(44,213)	$12,695	$(2,329)	$(54,922)	$(21,914)	$(88,558)

End of period statistics:
Number of customers under recurring contract	1,830	1,736	1,258	1,214
Number of employees	766	774	598	589
Number of deployed servers	18,092	17,500	15,064	14,916

Condensed Consolidated Statements of Cash Flows
(amounts in thousands)
(unaudited)

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,
	2005	2005	2004	2004	2005	2004
Cash flows from operating activities:
Net income	$272,260	$15,900	$11,249	$6,803	$302,239	$20,973
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of deferred financing costs	7,792	5,074	4,469	5,189	17,006	16,155
Equity-related compensation	1,383	657	249	274	2,267	1,056
Change in deferred tax assets, net, including release of deferred tax asset valuation allowance	(255,345)	—	—	—	(255,187)	30
Non-cash portion of loss on early extinguishment of debt	481	—	178	1,006	481	2,161
Loss on investments, property and equipment and foreign currency, net	161	319	(72)	34	707	118
Provision for doubtful accounts	566	41	(186)	(30)	1,020	(422)
Changes in operating assets and liabilities:
Accounts receivable, net	(4,194)	(1,837)	(2,076)	(1,696)	(10,792)	(7,105)
Prepaid expenses and other current assets	2,567	(1,926)	2,057	(37)	1,418	4,494
Accounts payable, accrued expenses and other current liabilities	(6,818)	(1,846)	281	1,755	(3,786)	(168)
Accrued restructuring	(710)	(339)	(354)	(474)	(1,401)	(1,278)
Deferred revenue	1,374	45	(2,016)	(393)	1,700	(1,236)
Other noncurrent assets and liabilities	(18)	836	769	47	(547)	884

Net cash provided by operating activities:	19,499	16,924	14,548	12,478	55,125	35,662

Cash flows from investing activities:
Cash acquired through business combination	—	1,717	—	—	1,717	—
Purchases of property and equipment and capitalization of internal-use software	(8,531)	(9,805)	(5,346)	(4,575)	(28,055)	(12,963)
Purchase of investments	(6,534)	(15,541)	(12,325)	(39,117)	(32,619)	(172,860)
Proceeds from sale of property and equipment	—	—	—	—	—	9
Proceeds from sales and maturities of investments	33,733	14,231	15,588	9,400	53,167	196,713
Decrease in restricted cash held for note repurchases	—	—	—	—	—	5,000
Decrease in restricted investments held for security deposits	—	—	96	—	—	96

Net cash provided by (used in) investing activities	18,668	(9,398)	(1,987)	(34,292)	(5,790)	15,995

Cash flows from financing activities:
Payments on capital leases	(171)	(93)	(137)	(134)	(398)	(402)
Proceeds from the issuance of 1% convertible senior notes, net of financing cots	—	—	—	—	—	24,313
Repurchase and retirement of 5 1/2% covertible subordinated notes	(56,614)	—	(13,115)	(68,523)	(56,614)	(144,511)
Proceeds from the issuance of common stock under stock option and employee stock purchase plans	1,933	4,145	1,095	6,617	7,721	9,890

Net cash (used in) provided by financing activities	(54,852)	4,052	(12,157)	(62,040)	(49,291)	(110,710)

Effects of exchange rate translation on cash and cash equivalents	(259)	(431)	357	(167)	(1,278)	(378)

Net (decrease) increase in cash and cash equivalents	(16,944)	11,147	761	(84,021)	(1,234)	(59,431)
Cash and cash equivalents, beginning of period	51,028	39,881	45,460	129,481	35,318	105,652

Cash and cash equivalents, end of period	$34,084	$51,028	$46,221	$45,460	$34,084	$46,221

*	Use of Non-GAAP Financial Measures
In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (GAAP), Akamai has historically provided additional financial metrics that are not prepared in accordance with GAAP (non-GAAP). Recent legislative and regulatory changes discourage the use of and emphasis on non-GAAP financial metrics and require companies to explain why non-GAAP financial metrics are relevant to management and investors.
Akamai defines “Adjusted EBITDA” as net income, before interest, taxes, depreciation and amortization of tangible and intangible assets, equity-related compensation, certain gains and losses on equity investments, foreign exchange gains and losses, release of the deferred tax asset valuation allowance and loss on early extinguishment of debt.
Adjusted EBITDA eliminates items that are either not part of the Company’s core operations, such as investment gains and losses, foreign exchange gains and losses, early debt extinguishment and net interest expense, or do not require a cash outlay, such as equity-related compensation and impairment of intangible assets. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historic cost incurred to build out the Company’s deployed network, and may not be indicative of current or future capital expenditures. Because Adjusted EBITDA eliminates these items, Akamai considers this financial measure to be an important indicator of the Company’s operational strength and performance of its business and a good measure of the Company’s historical operating trend.
Akamai defines “Adjusted EBITDA margin” as a percentage of adjusted EBITDA over revenue. Akamai considers Adjusted EBITDA margin to be an indicator of the Company’s operating trend and performance of its business in relation to its revenue growth.
Akamai defines “capital expenditures” or “capex” as purchases of property and equipment and capitalization of internal-use software development costs. Capital expenditures or capex are disclosed in Akamai’s condensed consolidated statement of cash flows in the Company’s most recent annual report on Form 10-K filed with the Securities and Exchange Commission.
Akamai defines “normalized net income” as net income before amortization of intangible assets, equity-related compensation, certain gains and losses on equity investments, release of the deferred tax asset valuation allowance and loss on early extinguishment of debt. Akamai considers normalized net income to be another important indicator of the overall performance of the Company because it eliminates the effects of events that are either not part of the Company’s core operations or are non-cash.
Adjusted EBITDA and normalized net income should be considered in addition to, not as a substitute for, the Company’s operating income and net income, as well as other measures of financial performance reported in accordance with GAAP.
Reconciliation of Non-GAAP Financial Measures
In accordance with the requirements of Regulation G issued by the Securities and Exchange Commission, the Company is presenting the most directly comparable GAAP financial measure and reconciling the non-GAAP financial metrics to the comparable GAAP measures.

Reconciliation of GAAP net income to normalized net income
and Adjusted EBITDA
(amounts in thousands, except per share data)

	Three Months Ended				Nine Months Ended
	September 30,	June 30,	September 30,	June 30,	September 30,	September 30,
	2005	2005	2004	2004	2005	2004
Net income	$272,260	$15,900	$11,249	$6,803	$302,239	$20,973

Amortization of intangible assets	2,296	520	12	12	2,828	36
Equity-related compensation	1,383	657	249	274	2,267	1,056
Loss on investments, net	27	—	79	—	27	68
Release of the deferred tax asset valuation allowance	(255,345)	—	—	—	(255,345)	—
Loss on early extinguishment of debt	1,370	—	634	3,264	1,370	5,916

Total normalized net income:	21,991	17,077	12,223	10,353	53,386	28,049

Interest expense, net	567	770	1,533	2,045	2,350	6,736
(Benefit) provision for income taxes	(144)	573	71	430	958	585
Depreciation and amortization	5,242	4,332	4,148	4,831	13,428	15,023
Other expense (income), net	63	(77)	(101)	85	712	122

Total Adjusted EBITDA:	$27,719	$22,675	$17,874	$17,744	$70,834	$50,515

Normalized net income per share:
Basic	$0.16	$0.13	$0.10	$0.08	$0.40	$0.23
Diluted	$0.14	$0.12	$0.09	$0.07	$0.36	$0.21

Shares used in normalized per share calculations:
Basic	139,204	130,119	125,618	123,645	132,125	123,789
Diluted	159,994	149,986	147,294	146,408	152,336	146,449
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Akamai Statement Under the Private Securities Litigation Reform Act
The release contains information about future expectations, plans and prospects of Akamai’s management that constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995, including statements concerning the expected growth and development of our business and expectations as to continued profitability. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors including, but not limited to, unexpected increases in Akamai’s use of funds, loss of significant customers, failure to increase our revenue and keep our expenses consistent with revenues, failure to realize our expectations with respect to the acquisition of Speedera, the effects of any attempts to intentionally disrupt our services or network by unauthorized users or others, failure to have available sufficient transmission capacity, a failure of Akamai’s services or network infrastructure, failure to maintain the prices we charge for our services, inability to service and repay our outstanding debt and other factors that are discussed in the Company’s Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other documents periodically filed with the SEC.
In addition, the statements in this press release represent Akamai’s expectations and beliefs as of the date of this press release. Akamai anticipates that subsequent events and developments may cause these expectations and beliefs to change. However, while Akamai may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Akamai’s expectations or beliefs as of any date subsequent to the date of this press release.